UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

FUELSTREAM, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2510

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

    On November 15, 2010, Fuelstream, Inc. (the “Company”) received notice that the agreement between the Company and MRInternational Trading, Inc., a New York corporation (“MRIT”) had been rescinded.  The agreement with MRIT concerned the lease and purchase of certain vessels for transportation and distribution of fuel and related products in the Caribbean and was attached as an exhibit to the Company's Current Report on Form 8-K filed on May 14, 2010.  The notice demands an acknowledgement from the Company that the agreement with MRIT has been rescinded and seeks reimbursement of docking fees for the vessels in question of $67,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: November 16, 2010	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer